Consent of Independent Registered Public Accounting Firm

BBCN Bancorp, Inc.
Los Angeles, California
We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (Nos. 333-172521, 333-156282, and 333-161992) and Form S-8 (Nos. 333-179241 and 333-145014) of BBCN Bancorp, Inc. and subsidiaries of our reports dated March 3, 2016, relating to the consolidated financial statements and the effectiveness of BBCN Bancorp, Inc. and subsidiaries’ internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
Los Angeles, California
March 3, 2016